Exhibit 99.1

FastFunds Financial Corporation Announces Completion of Agreement for Production and Promotion of Tommy Chong Branded Cannabis GreenCard

FastFunds Financial Corporation ("FastFunds" or the "Company") (OTC Pink: FFFC) and its wholly-owned subsidiaries, Cannabis Angel, Inc., and The 420 Development Corporation, announced today that a definitive licensing agreement with Chongson, Inc. (“Chongson”) regarding the production, promotion and sale of a Tommy Chong branded Cannabis GreenCard has been finalized. An extensive sales and marketing program is currently being organized with plans to roll-out the Tommy Chong Cannabis GreenCard into the market.

Tommy Chong is an actor, writer, director, activist, and musician. He is well known for his marijuana-themed Cheech & Chong comedy albums and movies with Cheech Marin, as well as playing the character Leo on Fox's That '70s Show. Tommy Chong most recently starred in ABC’s Dancing with the Stars and continues to be an active proponent of the legalization of marijuana.

As previously mentioned in a press release dated June 19, 2014, the Company's 49% ownership in Cannabis Merchant Financial Solutions, Inc., allows for the development and marketing roll-out of the Tommy Chong Cannabis GreenCard. The Tommy Chong Cannabis GreenCard will be initially marketed to over 1,000 cannabis dispensaries in the Colorado, Washington State and California regions. Following the initial roll-out, all medicinal and recreational cannabis dispensaries will be targeted as prospective customers of the product.

The Company is organizing an extensive online presence and marketing program that will offer customers and distributors of the Tommy Chong Cannabis GreenCard the opportunity to purchase their card, reload their card with additional money, view points earned and track reward eligibility. Being able to offer a solution in the marketplace that will replace the cash-only component to the cannabis industry is expected to generate significant demand for the Tommy Chong Cannabis GreenCard.

“We have made significant progress in developing a product that will benefit cannabis dispensary owners. We look forward to bringing our product to market and capturing a significant portion of this thriving industry,” commented Mr. Kurt Martig, President of Cannabis Merchant Financial Solutions, Inc.

“We’re pleased to have entered into an agreement with Chongson and look forward to working alongside Mr. Tommy Chong and his team in bringing the Tommy Chong Cannabis GreenCard to market,” commented Mr. Henry Fong, President and CEO of FastFunds Financial Corporation.

The Company believes that recurring revenues can be derived from its ownership in Cannabis Merchant Financial Solutions, Inc. and the Tommy Chong branded Cannabis GreenCard product. Given the numerous transactions that take place within the cannabis industry within retail environments on a daily basis, processing fees are expected to cumulatively multiply as the industry itself grows and matures.

Additional information will be released to shareholders of the Company pertaining to this development in the coming weeks.

About FastFunds Financial Corporation

FastFunds Financial Corporation (“FastFunds” or the “Company”) is a holding company that is publicly traded on the OTC Pink exchange, under the symbol "FFFC." Through its wholly-owned subsidiaries, Cannabis Angel, Inc. and The 420 Development Corporation, the Company is focused on acquiring and building a portfolio of revenue producing companies that provide ancillary services to the cannabis industry. FastFunds does not engage in activities that violate Federal laws.

Forward-Looking Statements

This news release may include "forward-looking statements" regarding FastFunds Financial Corporation, and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where FastFunds Financial Corporation expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. FastFunds Financial Corporation does not undertake any obligation to update any forward-looking statement, except as required under applicable law.